                                                                    EXHIBIT 24.2

                             ARCO CHEMICAL COMPANY

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Van Billet, Robert J. Millstone, Marvin O. Schlanger, and Walter J. Tusinski, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to effect the following acts as necessary or appropriate for the conduct of the business and affairs of ARCO Chemical Company (the "Company"):

          I. In connection with any outstanding security of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended

               (1) to execute any singular or periodic report (including amendments) required or permitted to be filed under the Securities Exchange Act of 1934, as amended, including specifically any amendments to the
                                        ------------
     Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and

               (2) to file or cause to be filed such report with the Securities and Exchange Commission (the "Commission"), any national or foreign securities exchange, any securities industry self-regulatory organization, any state or other jurisdiction of the United States, and any jurisdiction outside the United States, in each case as required or permitted by applicable law;

          II. In connection with the issuance, offering, or sale of any securities authorized by the Board of Directors of the Company or by the Executive Committee thereof pursuant to due authorization by such Board, or in connection with the issuance, offering or sale of any security, participation or interest in any employee or executive compensation or benefit plan authorized and approved by the Board of Directors of the Company or by the Executive Committee, Compensation Committee, or Long-Term Incentive Plan Administration Subcommittee thereof pursuant to due authorization by such Board.

               (1) to execute and file, or cause to be filed, with the Commission, (A) Registration Statements and any and all amendments (including post-effective amendments) thereto, and to file, or cause to be filed, all exhibits thereto and other documents in connection therewith as required or permitted by the Commission in connection with such registration under the Securities Act of 1993, as amended, and (B) any singular or periodic report or other document required or permitted to be filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended;

               (2) to execute and file, or cause to be filed, any application for registration or exemption therefrom, or any report or any other document required or permitted to be filed by the Company under the Blue Sky or securities laws of any state or other jurisdiction of the United States, and to furnish any other information required in connection therewith, including any reports or other documents required or permitted to be filed subsequent to the issuance of such securities;

               (3) to execute and file, or cause to be filed, any application for registration or exemption therefrom under the securities laws of any jurisdiction outside the United States, including any reports or other documents required or permitted to be filed subsequent to the issuance of such securities; and

               (4) to execute and file, or cause to be filed, any application for listing such securities on any national or foreign securities exchange;

granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act required to be done as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue of this Power of Attorney.

     Each such attorney-in-fact and agent shall have the right to indemnification for any action taken or omitted pursuant to this Power of Attorney provided in the By-Laws of the Company to officers and directors for service as such, including, but not limited to, the non-exclusivity provisions of such By-Laws.

     Each person whose signature appears below may at any time revoke this Power of Attorney, as to himself or herself only, by an instrument in writing specifying that this Power of Attorney is revoked as to him or her as of the date of delivery of such revocation to the Secretary of the Company or at a subsequent specified date. This Power of Attorney shall be revoked automatically with respect to any person whose signature appears below effective on the date he or she ceases to be a member of the Board of Directors, or in the case of Mr. Billet, on the date he ceases to be the principal accounting officer of the Company, or in the case of Mr. Millstone, on the date he ceases to be Vice President, General Counsel and Secretary. Any revocation shall not void or otherwise affect any acts performed by any attorney-in-fact and agent named herein pursuant to this Power of Attorney prior to the effective date of such revocation.

     This instrument may be executed in multiple counterparts each of which shall be deemed an original and all of which together shall be deemed one instrument.

                                   SIGNATURE
                                   ---------


              SIGNATURE                        TITLE                 DATE
                                          Chairman of the
        ANTHONY G. FERNANDES            Board and Director
-------------------------------------
        Anthony G. Fernandes

           ALAN R. HIRSIG                  Vice Chairman
-------------------------------------       and Director
           Alan R. Hirsig

        MARVIN O. SCHLANGER              President, Chief
-------------------------------------    Executive Officer
         Marvin O. Schlanger               and Director

         WALTER J. TUSINSKI                 Senior Vice
-------------------------------------    President, Chief
         Walter J. Tusinski              Financial Officer
                                           and Director

          WALTER F. BERAN
-------------------------------------        Director
           Walter F. Beran


          MARK L. HAZELWOOD
-------------------------------------        Director            May 14, 1998
          Mark L. Hazelwood


          JOHN H. KELLY                      Director
-------------------------------------
          John H. Kelly


          MARIE L. KNOWLES                   Director
-------------------------------------
          Marie L. Knowles

         JAMES A. MIDDLETON                  Director
-------------------------------------
         James A. Middleton

              SIGNATURE                        TITLE                 DATE

           STEPHEN R. MUT
-------------------------------------        Director
           Stephen R. Mut


            FRANK SAVAGE                     Director
-------------------------------------                            May 14, 1998
            Frank Savage


        DONALD R. VOELTE, JR.                Director
-------------------------------------
        Donald R. Voelte, Jr.